Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Dave Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Secondary Offering

Fees Previously Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	331,404,740(2)	$9.38(3)	$3,131,238,711	$110.20 per million	$290,266

	Total Offering Amounts					$3,131,238,711		$290,266

	Total Fees Previously Paid							$290,266

	Total Fee Offsets							—

	Net Fee Due							$0

*	Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the registrant’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to which this exhibit relates.

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities previously registered includes such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Represents the resale of shares of common stock, par value $0.0001 per share (“Class A Common Stock”) in certain transactions described in the registration statement on Form S-1 (Registration No. 333-262478) (the “Original Form S-1”) filed on February 2, 2022 which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2022, subsequently amended on April 7, 2022 and declared effective by the SEC on April 13, 2022.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on January 27, 2022, (such date being within five business days of the date that the Original Form S-1 was filed with the SEC), as reported on The Nasdaq Stock Market LLC, under the symbol “DAVE.”